Exhibit 10.4

BAKERS FOOTWEAR GROUP, INC.

To:	[______________________]

From:	[Peter A. Edison]

Date:	[October ___, 2007] (the “Grant Date”)

File:	Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (the “Plan”)

Re:	Award of Restricted Common Stock under the Plan

The Compensation Committee of the Board of Directors (the “Committee”) has granted to you [______ (_____)] restricted shares of Bakers Footwear Group, Inc. (the “Company”) common stock under the terms of the Plan (the “Restricted Shares”). This award is subject to all the terms of the Plan, a copy of which has been delivered to you.

The following are additional terms, conditions and provisions applicable to this award:

1. The Restricted Shares vest on the [fifth] anniversary of the Grant Date (the “Restriction Period”). Your rights in regard to these Restricted Shares are not immediately vested, and you understand and agree, by your signature to this agreement, that your entire interest in any unvested Restricted Shares may be forfeited if you fail to remain in the employ of the Company (or one of its subsidiaries), for any reason, for the Restriction Period or in the event of any failure of any of the terms or conditions attached to this award and set out in the Plan or in this award.

2. The Committee may, in its sole and absolute discretion, vest the Restricted Shares in full, pro-rata, or not at all, as it may determine, in the event your employment terminates on account of death, disability, retirement or otherwise prior to vesting in accordance with Section 1 of this award. If termination is on account of death, the Committee may in its absolute discretion vest such Restricted Shares to your surviving spouse, heirs or estate, in such portion or no portion as the Committee may determine.

3. During the Restriction Period all unvested Restricted Shares will be evidenced by a certificate issued in your name but such certificate will not be delivered to you and shall be held by the Company until such Restricted Shares are vested, the Restriction Period expires or until earlier forfeiture. During the Restriction Period (and prior to any forfeiture) your rights in respect of the Restricted Shares shall be as follows:

(i) You will be entitled to receive cash dividends when paid on the Restricted Shares and you will be entitled to vote the Restricted Shares.

(ii) During the Restriction Period you shall not be entitled to delivery of any stock certificate evidencing unvested Restricted Shares.

(iii) The certificates for the Restricted Share may have imprinted thereon such restrictive legends, and such stop-transfer orders, dividend payment orders and such other orders as may be given in respect thereof by the Committee as it may determine in its sole discretion.

(iv) During the Restriction Period you may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any unvested Restricted Shares.

4. Upon the vesting of any Restricted Shares, the Company may withhold a sufficient number of shares of common stock to satisfy statutory tax withholding obligations. You must pay or have withheld by the Company an amount of cash equivalent to any applicable par value with respect to any amounts of common stock you receive.

5. This Agreement shall be executed and delivered by you in the City or County of St. Louis, Missouri and shall be governed by Missouri law.

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This award agreement is dated October ___, 2007 has been executed and delivered by the parties hereto in St. Louis City or County, State of Missouri.

_________________________________

Bakers Footwear Group, Inc.

By: [Peter A. Edison]

Acknowledgment

The undersigned, __________________, grantee of the award of Restricted Shares pursuant to this award hereby accepts said award on the terms, conditions and provisions contained in the Plan and in this award agreement. The undersigned acknowledges receipt of a copy of the Plan and understands that his or her rights in respect of the Restricted Shares may be forfeited as provided in the Plan and in this award agreement.

Dated:	[October ___, 2007]

_________________________________

Awardee